Exhibit 99.1

AppHarvest completes deal with Rabo AgriFinance to fuel expansion of high-tech indoor farm network

June 16, 2021

Company secures $75 million credit facility via flagship Morehead farm mortgage following announcement it expects to have five farms operating by end of 2022

MOREHEAD, Ky. June 16, 2021 (GLOBE NEWSWIRE) – AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation and Certified B Corp focused on delivering fresh fruits and vegetables more sustainably using up to 90% less water than open-field agriculture and only rainwater, today announced it has completed a deal with Rabo AgriFinance, a subsidiary of Rabobank, to secure $75 million to fuel expansion of its rapidly growing network of high-tech controlled environment agriculture (CEA) facilities in Central Appalachia.

Under the credit facility, AppHarvest has entered into a 60% loan-to-value mortgage at an anticipated fixed rate of between 4 to 5% for 10 years with amortization of debt over 20 years for its flagship farm in Morehead, Ky., which began its first shipments of produce in January of this year. The first farm is expected to be capable of producing more than 40 million pounds of tomatoes annually and currently is serving some of the top national grocery store chains and food service outlets such as Kroger and Wendy’s.

AppHarvest has announced that its development plan calls for a network of 12 high-tech farms by the end of 2025. The company expects to expand production next year to include leafy greens and strawberries.

“The market is showing significant interest in the AppHarvest business model that’s driven by environment, governance and sustainability (ESG) principles to build a climate-resilient food system with more predictable yield and quality. This credit facility represents a new milestone in terms of our funding and demonstrates that we are capable of securing attractive non-dilutive financing for the network of 12 high-tech indoor farms we’re working to develop by the end of 2025,” said AppHarvest Founder and CEO Jonathan Webb.

AppHarvest reported its first quarterly performance on May 17 announcing that net sales for the first quarter of 2021 was in line with guidance and reiterated that the company remained on track for its long-term guidance. The company has two high-tech farms under construction—one in Berea, Ky. designed to grow leafy greens, and another in Richmond, Ky. planned for tomatoes. As announced on May 17, two more projects also are expected to begin construction this year.

“Our priorities are achieving operational excellence and our financial targets, optimizing our capital structure for capital-efficient growth and building a trusted, high-tech sustainable foods company with the highest ESG principles,” said AppHarvest President David Lee. “In addition to the Rabo AgriFinance deal, we are far along in negotiations for approximately $200 million of development financing for two of our facilities that are currently under construction. These deals demonstrate the viability of high loan-to-value, non-dilutive, and low-rate financing for our facilities and business. This capital will support our continued development of 12 high-tech farms by the end of 2025, which remains on track.”

"As one of the largest agricultural lenders in the United States, we see partnering with AppHarvest as a natural fit to help fund their farms of the future," said Shawn Smeins, Head of Rural North America for Rabo AgriFinance. "We believe the AppHarvest model shows great promise with its aim to create a climate-resilient food system that addresses environmental challenges with a sustainable approach, which is in-line with our values. We are pleased to partner with AppHarvest on their long-term growth plans."

About AppHarvest

AppHarvest is an applied technology company in Appalachia building some of the world’s largest high-tech indoor farms that grow non-GMO, chemical pesticide-free produce using up to 90% less water than open-field agriculture and only recycled rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land with zero agricultural runoff. The Company combines conventional agricultural techniques with cutting-edge technology including artificial intelligence and robotics to improve access for all to nutritious food, farm more sustainably, build a more reliable domestic food supply, and increase investment in Appalachia. The Company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit www.appharvest.com.

About Rabo AgriFinance

As a leading financial services provider for agricultural producers and agribusinesses in the United States, Rabo AgriFinance adds value using industry expertise, client-focused solutions, and by creating long-term business relationships. Rabo AgriFinance offers a comprehensive portfolio of services that gives producers the right products to prepare for, and take advantage of, market opportunities. This comprehensive suite of services includes loans, insurance, input finance and effective risk management products. Rabo AgriFinance is a subsidiary of Rabobank, a premier bank to the global agriculture industry and one of the world’s largest and strongest banks. Rabobank is an equal opportunity provider.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, AppHarvest’s future financial performance, as well as AppHarvest’s growth plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021 under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

APPHARVEST CONTACT: Travis Parman, Travis.Parman@appharvest.com

RABOBANK CONTACT: Brandon Souza, Brandon.Souza@rabobank.com

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